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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                      Date of Report:  SEPTEMBER 29, 1998


                             EQUITY MARKETING, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


               0-23346                                13-3534145
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       (Commission File Number)               (IRS Employer I.D. Number)


           131 S. RODEO DRIVE, BEVERLY HILLS, CALIFORNIA        90212
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             (Address of principal executive offices)         (Zip Code)


                                 (310) 887-4300
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS


     On September 23, 1998, Equity Marketing, Inc. announced that it currently projects diluted earnings per share, before costs associated with new information systems, for the quarter ending September 30, 1998 to be between $0.02 and $0.04, compared to diluted EPS of $0.23 for the same quarter in 1997. The Company also said that it currently projects diluted EPS, before costs associated with new information systems, for the year ending December 31, 1998 to be between $1.30 and $1.40, compared to diluted EPS of $1.55 for 1997.

     The Company said that, while promotions revenue from its largest customer, Burger King, remains strong and on track for 1998, revenue from other worldwide promotions is significantly lower than expected due primarily to weakening economic conditions in Latin America and Asia. In addition, retail sales of its line of toys based on Columbia/TriStar's Godzilla have been even softer than expected, which is impacting profit margins and reducing opportunities for future sales tied to the movie's upcoming video release.

     Equity said that its third-quarter diluted EPS is also expected to include write-downs on excess inventory associated with toys based on licenses that the Company has elected not to renew for 1999. Lastly, the Company indicated that performance of certain other Equity toy lines is being negatively impacted in the quarter by some mass-market retailers' efforts to reduce their own inventories.

     During the third and fourth quarters, Equity anticipates incurring a total of approximately $3.5 million in business process reengineering costs in connection with the replacement of its existing information systems, which will be expensed in accordance with recently issued Emerging Issues Task Force
(EITF) Issue No. 97-13. The conversion to SAP R/3 is set for completion by mid-1999 and is intended to ensure that Equity's systems are Year 2000 compliant, while also providing added support to the Company's growth strategy.

     The Company expects final results for the third quarter to be released on October 28, 1998.

     Equity Marketing designs, develops, produces and markets worldwide a broad range of consumer products, collectibles and promotional products incorporating licensed characters from films, television, sports, publishing and other sources.

     This announcement contains forward-looking statements. The Company wishes to caution readers that all forward-looking statements are necessarily speculative and not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could vary materially from those anticipated for a variety of reasons, including, without limitation, the potential cancellation and/or delay of promotions due to delays in release of the theatrical motion pictures, the failure of the Company to obtain promotions projects based on these motion pictures at anticipated levels, the success or failure of a specific motion picture or television property, the loss of existing licenses or the inability to renew or extend licenses under favorable terms, consumer demand for its products, the Company's dependence on a single customer, quarterly fluctuations in financial results and increases in international tariff rates, which would increase the Company's cost of sales. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EQUITY MARKETING, INC.


Date:  September 29, 1998                  /s/ LELAND P. SMITH
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                                           Leland P. Smith
                                           Senior Vice President
                                           General Counsel and Secretary